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                                                                     EXHIBIT 4.4

                 THIS FIRST SUPPLEMENTAL INDENTURE dated as of January 23, 1995, between USAT HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), and THE BANK OF NEW YORK, a banking corporation duly organized and existing under the laws of the State of New York, as trustee under the Original Indenture referred to below (the "Trustee").

                                  WITNESSETH:

                 WHEREAS, the Holders and the Company desire to enter into this First Supplemental Indenture to modify as set forth below the provisions of the Company's Indenture, dated as of May 15, 1993 (the "Original Indenture" and, as supplemented and amended by this First Supplemental Indenture, sometimes referred to herein as the "Indenture"), relating to its 8.05% Senior Notes due May 15, 1998 (the "Securities"); and

                 WHEREAS, consent of the Holders of not less than a majority in principal amount of the Outstanding Securities and of not less than two-thirds in principal amount of the Registrable Securities has been obtained by Act of said Holders delivered to the Company and the Trustee;

                 NOW, THEREFORE, in consideration of the mutual promises and forebearances set forth herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

                 Section 1. Addition of Section 1015(d). The Indenture is hereby amended by the addition of a new Section 1015(d), which Section 1015(d) is to read in its entirety as follows:

                          "(d) Notwithstanding anything to the contrary which
                 may be contained herein, if the Company or any Subsidiary of the Company shall, directly or indirectly, in a transaction or in a series of transactions pursuant to a plan evidenced by a Board Resolution, convey or transfer properties or assets of Bank United representing in the aggregate at least 80% of the value of all of the assets of Bank United (as determined in good faith by a majority of the Board of Directors and evidenced by a Board Resolution) to any Person except the Company or a Wholly Owned Subsidiary of the Company, then the Company may at its option, as evidenced by a Board Resolution, elect to redeem the Securities in whole but not in part at 101% of their principal amount plus accrued interest to the Redemption Date. The Company shall comply with the provisions of Article Eleven if it exercises its redemption option pursuant to this Section 1015(d). If within fifteen days following the date of consummation
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                 of such a transaction or series of transactions the Company shall not have exercised its redemption option, each Holder of a Security shall have the right to have such Security repurchased by the Company in the same manner as if such transaction or series of transactions had resulted, upon the consummation thereof, in a Change in Control within the meaning of section 1016."

                 Section 2. Amendment of Section 1016(c). Section 1016(c) of the Indenture is hereby amended so as to read in its entirety as follows:

                          "(c) A 'Change of Control' shall be deemed to have
                 occurred in the event that, after the date of this Indenture, either (A) any Person or any Persons (other than a Permitted Holder) acting together which would constitute a 'group' (a 'Group') for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto, together with any Affiliates or Related Persons thereof, shall beneficially own (as defined in Rule 13d-3 under the Exchange Act or any successor provision thereto) at least 50% of the Voting Stock of Bank United or the Company; or (B) any Person or Group (other than a Permitted Holder), together with any Affiliates or Related Persons thereof, shall succeed in having sufficient of its or their nominees elected to the Board of Directors of Bank United or the Company such that such nominees, when added to any existing director remaining on the Board of Directors of Bank United or the Company, as the case may be, after such election who were nominated by or at the suggestion of, or is an Affiliate of, such Person or Group, shall constitute a majority of the Board of Directors of Bank United or the Company, as the case may be."

                 Section 3. Amendment of Section 1020. Section 1020 of the Indenture is hereby amended to add the following sentence at the end thereof:

                          "Notwithstanding anything to the contrary contained
                 in the Indenture, including but not limited to Section 2 of the Exchange and Registration Rights, the Company shall not, prior to December 31, 1994, either consummate the Exchange offer or permit the Shelf Registration Statement to be declared effective by the commission."

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                 Section 4. Amendment of Section 1101. The first sentence of
Section 1101 of the Indenture is hereby amended so as to read in its entirety as follows: "The election of the Company to redeem the Securities pursuant to
Section 1015(d) or Section 1016 shall be evidenced by a Board Resolution."

                 Section 5. Miscellaneous. The Trustee accepts the trusts hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Original Indenture and in this First Supplemental Indenture, to all of which the Company agrees and the Holders of Securities at any time outstanding by their acceptance thereof agree. The provisions of this First Supplemental Indenture shall become effective immediately upon the execution and delivery hereof. The Original Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provisions thereof, as supplemented and amended by this First Supplemental Indenture, and with such omissions, variations and modifications thereof as may be appropriate to make each such term and condition conform to this First Supplemental Indenture, and the Original Indenture and this First Supplemental Indenture shall be read, taken and construed together as one instrument. Capitalized terms used but not defined in this First Supplemental Indenture are defined in the Original Indenture and shall have the meanings specified in the Original Indenture, unless the context shall otherwise require. This First Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

                 Section 6. Governing Law. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

                 IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first written above.

                                        USAT HOLDINGS INC.

(CORPORATE SEAL)

                                        By /s/ SCOTT A. SHAY
                                           -----------------------------
                                           Scott A. Shay
                                           Vice President
Attest:


/s/ SALVATORE A. RANIERI
- --------------------------
Salvatore A. Ranieri
Secretary


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                                      THE BANK OF NEW YORK

(CORPORATE SEAL)
                                      By: /s/ ROBERT F. MCINTYRE
                                          ------------------------------
                                          Name: Robert F. McIntyre
                                          Title: Assistant Vice President

Attest:

[ILLEGIBLE]
- ------------------------------
Name: [ILLEGIBLE]
Title: [ILLEGIBLE]


                                ACKNOWLEDGEMENTS

STATE OF NEW YORK

COUNTY OF NASSAU

                 On the 23rd day of January, 1995, before me personally came Scott A. Shay, to me known, who, being by me duly sworn, did depose and say that he is Vice President of USAT HOLDINGS INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

                                                /s/ NANCY MARTINEK
                                               ------------------------------
                                               Nancy Martinek
                                               Notary Public, State of New York
                                               No. 31-4640325
                                               Qualified in New York County
                                               Commission Expires 09/30/95

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